As filed with the Securities and Exchange Commission on February 29, 2024
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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Axos Financial, Inc.
(Exact name of registrant as specified in its charter)
_________________________________

Delaware	33-0867444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9205 West Russell Road Suite 400
Las Vegas, Nevada 89148
(858) 649-2218

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_________________________________
Gregory Garrabrants
President and Chief Executive Officer
Axos Financial, Inc.
9205 West Russell Road Suite 400
Las Vegas, Nevada 89148
(858) 649-2218

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________
Copies to:
Brent R. Trame
Thompson Coburn LLP
One US Bank Plaza
Saint Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000
_________________________________
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, or a non-accelerated filer. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐    Non-accelerated filer ☐    Smaller reporting company ☐    Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
_________________________________

AXOS FINANCIAL, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
_____________________
PROSPECTUS
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PROSPECTUS

AXOS FINANCIAL, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
____________________________
From time to time, we may offer and sell our common stock, preferred stock, debt securities, warrants, subscription rights and units (collectively referred as “securities”) in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate amount of the securities offered by us under this prospectus will not exceed $500,000,000. In addition, the selling stockholders named in this prospectus may offer, from time to time and in one or more offerings, up to $50,000,000 of our common stock.
This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time we or the selling stockholders offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.
You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.
Investing in our securities involves risks. Before making any decision to invest in our securities, you should carefully consider the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 6 of this prospectus and in any applicable prospectus supplement, as well as under any similar headings in the documents incorporated by reference herein.
The securities may be sold by us or the selling stockholders through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is quoted on the New York Stock Exchange (“NYSE”) under the symbol “AX.”
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None of the Securities and Exchange Commission (the “SEC”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other government agency.
The date of this prospectus is February 29, 2024

PROSPECTUS

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration statement, we or the selling stockholders may sell:
•common stock;
•    preferred stock;
•    debt securities;
•    warrants to purchase common stock;
•    subscription rights; and
•    units
This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants, subscription rights and units that we may offer and sell under this prospectus. Each time we sell such instruments, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering. The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
Unless otherwise stated, the words “Axos,” the “Company,” “we,” “our” and “us” refer to Axos Financial, Inc. and its subsidiaries, except that such terms refer to Axos Financial, Inc. only and not to its subsidiaries in the sections entitled “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Subscription Rights,” and “Description of Units.”
Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S‑3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.
The SEC maintains a website that contains reports, proxy statements and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov. In addition, to the foregoing, we maintain a website at www.axosfinancial.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our website copies of our Annual Reports on Form 10‑K, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.
The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents:
•    Our Annual Report on Form 10‑K for the fiscal year ended June 30, 2023, filed with the SEC on August 29, 2023;
•    Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2023 and December 31, 2023, filed with the SEC on October 26, 2023 and January 30, 2024, respectively;
•Our Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, filed with the SEC on September 25, 2023, and our Definitive Additional Materials on Schedule 14A, filed with the SEC on October 31, 2023;
•    Our Current Reports on Form 8-K filed with the SEC on November 13, 2023 (with respect to Item 5.07), November 29, 2023 (with respect to Item 5.02), December 5, 2023 (with respect to Item 8.01), December 7, 2023 (with respect to Item 8.01), February 12, 2024 (with respect to Item 8.01);
•    The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
•    Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered hereby.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Axos Financial, Inc.
9205 West Russell Road, Suite 400, Las Vegas, Nevada 89148
Attn: Investor Relations
Telephone: (858) 649-2218.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.axosfinancial.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Reform Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, goals, objectives and expectations of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements of assumptions underlying such statements and (v) other statements that are not statements of historical facts. Words such as “believes,” “expects,” “feels,” “anticipates,” “intends,” “plans,” “estimates,” “predicts,” “projects,” “potential,” “outlook,” “seeks,” “should,” “could,” “will,” “may” and variations of these words or similar expressions are intended to identify forward-looking statements. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Forward-looking statements are not guarantees of future performance and are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control. Actual results may differ materially from those expressed in or implied by these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:
•    changes in the interest rate environment may reduce interest margins;
•    the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;
•    general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate;
•    changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;
•    changes in deposit flows, loan demand or real estate values may adversely affect the business of our subsidiary, Axos Bank, through which substantially all of our operations are carried out;
•    increases in competitive pressure among financial institutions or from non-financial institutions;

•    changes in corporate and/or individual income tax laws may adversely affect our business or financial condition;
•    legislation or regulatory changes may adversely affect our business;
•    technological changes may be more difficult or expensive than what we anticipate;
•    success or consummation of new business initiatives may be more difficult or expensive than what we anticipate;
•    litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and
•    the additional risks referred to in the section entitled “Risk Factors.”
You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and are qualified in their entirety by this cautionary statement, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF AXOS FINANCIAL, INC.
General
Axos Financial, Inc. (the “Company”) is a diversified financial services company with approximately $21.6 billion in assets and approximately $34.4 billion of assets under custody and/or administration at Axos Clearing LLC (“Axos Clearing”). Axos Bank (the “Bank”) provides consumer and commercial banking products through its digital online and mobile banking platforms, low-cost distribution channels and affinity partners. Our Bank offers deposit and lending products to customers nationwide including consumer and business checking, savings and time deposit accounts and financing for single family and multifamily residential mortgages, commercial real estate mortgages and loans, fund and lender finance loans, asset-based loans, auto loans and other consumer loans. Our Bank generates non-interest income from consumer and business products, including fees from loans originated for sale, deposit account service fees, prepayment fees, as well as technology and payment transaction processing fees. We offer securities products and services to independent registered investment advisors (“RIAs”) and introducing broker dealers (“IBDs”) through Axos Clearing and Axos Advisor Services (“AAS”) and direct-to-consumer securities trading and digital investment management products through Axos Invest, Inc. (“Axos Invest”). AAS and Axos Clearing generate interest and fee income by providing comprehensive securities custody services to RIAs and clearing, stock lending, and margin lending services to IBDs respectively. Axos Invest generates fee income from self-directed securities trading and margin lending and fee income from digital wealth management services to consumers. Axos Invest LLC is an introducing broker-dealer which supports direct trading.
At December 31, 2023, we had total assets of $21.6 billion, including loans of $18.3 billion and investment securities totaling $240 million, and total liabilities of $19.5 billion, including total deposits of $18.2 billion and borrowings totaling $431 million. Because we do not incur the significantly higher fixed operating costs inherent in a branch-based distribution system, the Bank is able to grow deposits by providing a better value to our customers and by expanding our low-cost distribution channels.
Our business strategy is to grow our loan originations and our deposits to achieve increased economies of scale and reduce the cost of products and services to our customers by leveraging our distribution channels and technology. We have designed our online banking platform and our workflow processes to handle traditional banking functions with elimination of paperwork and human intervention. Our Bank’s charter allows us to conduct banking operations in all fifty states, as well as Puerto Rico, and our online presence allows for increased flexibility to target a large number of loan and deposit customers based on demographics, geography and service needs. Our low-cost distribution channels provide opportunities to increase our core deposits and increase our loan originations by attracting new customers and developing new and innovative products and services. Our securities clearing and custody and digital investment management platforms provide a comprehensive set of technology, clearing, cash management and lending services targeted at independent registered investment advisors and introducing broker-dealers, principals and clients of advisory firms and individuals not affiliated with an investment advisor. We are integrating our custody and wealth management platforms with our banking platform to create an easy-to-use platform for customers’ banking and investing needs. Additionally, our securities clearing and custody businesses generate additional low-cost deposits, which serve as a source of funding for our Bank.

Corporate Information

Our common stock is listed on the NYSE under the ticker symbol “AX” and is a component of the Russell 2000® Index, the KBW Nasdaq Financial Technology Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. Axos Financial, Inc., or the Company, is a Delaware corporation and supervised and regulated as a savings and loan holding company by the Federal Reserve. Axos Bank is a federal savings bank regulated by the OCC and the Federal Deposit Insurance Corporation (“FDIC”) as its deposit insurer. Axos Clearing is a broker-dealer registered with the SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Axos Invest is a Registered Investment Advisor under the Investment Advisers Act of 1940, that is registered with the SEC. Axos Invest LLC is an introducing broker-dealer that is registered with the SEC and FINRA.

Our principal executive offices are located at 9205 West Russell Road, Suite 400, Las Vegas, Nevada 89148, and our telephone number is (858) 649-2218. We maintain an Internet website at www.axosfinancial.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information.”

RISK FACTORS
Investing in our securities involves various risks that may adversely affect their value. Before making an investment decision, you should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Item 1A. Risk Factors,” in Part I of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, which is incorporated by reference in this prospectus. Such discussion may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we currently deem insignificant or remote also may adversely affect our business, financial condition and results of operations, perhaps materially. See “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.
Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
General
We are authorized to issue up to 150,000,000 shares of common stock, par value $0.01 per share, and up to 1,000,000 shares of preferred stock, par value $0.01 per share. As of February 22, 2024, there were 69,833,863 shares of common stock issued and 56,898,015 shares of common stock outstanding. Our common stock is listed on the NYSE under the symbol “AX.”
Common Stock

Subject to preferences that may be applicable to any of the outstanding shares of our preferred stock, and subject to compliance with limitations imposed by law, the holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of our preferred stock which we may designate in the future. All outstanding shares of our common stock are, and any shares of our common stock to be issued in the offering will be, fully paid and nonassessable.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors is authorized to designate and issue shares of preferred stock in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law and the rules of the NYSE, if applicable, our board of directors has the discretion to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

If we offer to sell preferred stock, we will file with the SEC the certificate of designation setting forth the terms of the preferred stock and the prospectus supplement relating to that offering will include a description of the specific terms of the preferred stock, including:
•the series, the number of shares offered and the liquidation value of the preferred stock;
•the price at which the preferred stock will be issued;
•the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
•the liquidation preference of the preferred stock;
•the voting rights of the preferred stock;
•whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific terms of the preferred stock. However, these effects might include:
•restricting dividends on our common stock;
•diluting the voting power of our common stock;
•impairing the liquidation rights of our common stock; and
•delaying or preventing a change in control of our company.
The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Certain Anti-takeover Effects

General. Certain provisions of our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”) could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors, regardless of whether our stockholders support the transaction. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and the DGCL.

Business Combinations. Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by our board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Classified Board of Directors. Our certificate of incorporation provides that our Board be divided into three classes of directors, as nearly equal in number as possible, with each class serving a staggered three-year term. The classification system of electing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us since the classification of our board of directors generally increases the difficulty of replacing a majority of directors.

Advance Notice Provisions. Stockholders seeking to nominate candidates to be elected as directors at an annual meeting or to bring business before an annual meeting must comply with an advance written procedure specified in our bylaws. Only persons who are nominated by or at the direction of our board, or by a stockholder who has given timely written notice to our Secretary before the meeting to elect directors as specified in our bylaws, will be eligible for election as directors.

At any stockholders’ meeting the business to be conducted is limited to business brought before the meeting by or at the direction of our board of directors, or a stockholder who has given timely written notice to our Secretary in compliance with the advance written procedure specified in our bylaws.

Special Stockholder Meetings. Under our certificate of incorporation and our bylaws, only our Chairman of the Board, President, or Secretary (upon receipt of a written request of a majority of the directors then in office), may call special meetings of stockholders. Stockholders do not have the authority to call special meetings of stockholders.

No Stockholder Written Consents. Our certificate of incorporation denies the power of stockholders to act by consent without a meeting.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Supermajority Voting Provisions. Our certificate of incorporation provides that certain sections of our certificate of incorporation and our bylaws may not be amended or repealed by our stockholders without the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class. Our certificate of incorporation also provides that the affirmative vote of the holders of at least 75% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, may remove such director or directors only for cause and in the manner provided in our certificate of incorporation.

Limitation of Liability; Indemnification

Our certificate of incorporation and bylaws provide that we will indemnify all of our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also authorize us to indemnify our employees and other agents, at our option, to the extent authorized by our board of directors and permitted by Delaware law. We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, provide for the indemnification of our directors and executive officers for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any person in any action or proceeding, including any action by or in the right of our company, arising out of that person’s services as a director or officer of our company or any other company or enterprise to which that person provides services at our request to the fullest extent permitted by applicable law. We believe that these provisions and agreements will assist us in attracting and retaining qualified persons to serve as directors and officers.

Delaware law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or for any transaction from which the director or officer derived an improper personal benefit. Our certificate of incorporation provides for the elimination of personal liability of a director or officer for breach of fiduciary duty to the extent permitted by Delaware law.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We maintain insurance on behalf of our officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

Exclusive Forum Provision

In accordance with an exclusive forum provisions set forth in our bylaws:
•unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the corporation to the corporation or to the corporation’s stockholders; (c) any action arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws (as each may be amended from time to time); (d) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws; or (e) any action asserting a claim against the corporation governed by the internal affairs doctrine; in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; and
•unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. Our company is a unitary savings and loan holding company within the meaning of the Home Owners’ Loan Act (“HOLA”), and is treated as a “financial holding company” under Federal Reserve rules. Accordingly, our company is registered as a savings and loan holding company with the Federal Reserve and is subject to the Federal Reserve’s regulations, examinations, supervision and reporting requirements. Federal banking laws require that appropriate regulatory approvals must be obtained before an individual or company may take actions to “control” a bank or savings association. The definition of control found in the HOLA is similar to that found in the Bank Holding Company Act of 1956 (“BHCA”) for bank holding companies. Both statutes apply a similar three-prong test for determining when a company controls a bank or savings association. Specifically, a company has control over either a bank or savings association if the company:
•directly or indirectly or acting in concert with one or more persons, owns, controls, or has the power to vote 25% or more of the voting securities of the bank or savings association;
•controls in any manner the election of a majority of the directors (or any individual who performs similar functions in respect of any company, including a trustee under a trust) of the board of the bank or savings association; or
•directly or indirectly exercises a controlling influence over the management or policies of the bank or savings association.

On January 30, 2020, the Board of Governors of the Federal Reserve System issued a final rule that revised the rules for determining when a company has control over another company under both the BHCA and the HOLA, particularly with respect to the third prong of the above control test.

In addition, Regulation LL, which was issued in 2011 by the Federal Reserve, includes a specific definition for when a person shall be deemed to have “control,” which is similar to the statutory definition, with certain additional provisions. Moreover, Regulation LL implements the regulations governing the determination of when a company or natural person acquires control of a savings association or savings and loan holding company.

Furthermore, the Federal Reserve may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions; (i) the approval of emergency interstate acquisitions by savings and loan holding companies and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we may supplement the indenture from time to time after we execute them.
This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus and the applicable supplement.
Terms
The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:
•the title and form of the debt securities;
•any limit on the aggregate principal amount of the debt securities or the series of which they are a part;
•the person to whom any interest on a debt security of the series will be paid;
•the date or dates on which we must repay the principal;
•the rate or rates at which the debt securities will bear interest;
•the date or dates from which interest will accrue, and the dates on which we must pay interest;
•the place or places where we must pay the principal and any premium or interest on the debt securities;
•the terms and conditions on which we may redeem any debt security, if at all;
•any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
•the denominations in which we may issue the debt securities;
•the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;
•the currency in which we will pay the principal of and any premium or interest on the debt securities;
•the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;
•if applicable, that the debt securities are defeasible and the terms of such defeasance;
•if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;
•whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;
•the subordination provisions that will apply to any subordinated debt securities;
•any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;
•any addition to or change in the covenants in the indentures; and
•any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.
Conversion and Exchange Rights
The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, common stock, or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of common stock, or other securities or property to be received upon conversion or exchange would be calculated.
Senior Debt Securities
Payment of the principal, premium, if any, and interest on senior debt securities will rank with all of our other unsecured and unsubordinated debt securities.
Subordinated Debt Securities
Payment of the principal, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.
Subordinated Debt Securities Intended to Qualify as Tier 2 Capital
Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established (or to be established) by the Federal Reserve for savings and loan holding companies. We expect that the guidelines will set forth specific criteria for subordinated debt to qualify as Tier 2 Capital, including requirements that the subordinated debt must:
•be unsecured;
•have a minimum original maturity of five years;

•be subordinated in right of payment;
•not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer; and
•not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Form, Exchange, and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:
•the depositary is unwilling or unable to continue as depositary; or
•the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.
As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Payment and Paying Agents
We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger, and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•the successor assumes our obligations under the debt securities and the indentures; and
•we meet the other conditions described in the indentures.
Events of Default
Each of the following will constitute an event of default under each indenture:
•failure to pay the principal of or any premium on any debt security when due;
•failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;
•failure to deposit any sinking fund payment when due;

•failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;
•events of bankruptcy, insolvency or reorganization; and
•any other event of default specified in the prospectus supplement.
Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
 No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•the holder has previously given the trustee written notice of a continuing event of default;
•the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;
•the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and
•the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.
Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture; and
•to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•extending the fixed maturity of the series of notes;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or
•reducing the percentage of debt securities the holders of which are required to consent to any amendment.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
•to maintain a registrar and paying agents and hold monies for payment in trust;
•to register the transfer or exchange of the notes; and
•to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:
•no event of default shall have occurred or be continuing;
•in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
•in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and
•we satisfy other customary conditions precedent described in the applicable indenture.
Notices
We will mail notices to holders of debt securities as indicated in the prospectus supplement.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Regarding the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock. Warrants may be issued separately or together with common stock, preferred stock or debt securities and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference into this prospectus.
This section describes the general terms and provisions of the warrants offered hereby. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.
General
The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:
•    the title of the warrants;
•    the offering price of the warrants, if any;
•    the aggregate number of warrants;
•    the designation and terms of the common stock that is purchasable upon exercise of the warrants;

•    the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•    the date after which the warrants and any securities issued with the warrants will be separately transferable;
•    the number of shares of common stock purchasable upon exercise of a warrant and the purchase price;
•    the dates on which the right to exercise the warrants begins and expires;
•    the minimum or maximum number of warrants that may be exercised at any one time;
•    the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;
•    a discussion of certain United States federal income tax considerations;
•    any antidilution provisions of the warrants;
•    any redemption or call provisions applicable to the warrants; and
•    any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any rights of holders of the common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise or to exercise any applicable right to vote.
Exercise of Warrants
Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.
Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.
Amendments and Supplements to Warrant Agreements
We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:
•    reduce the amount receivable upon exercise, cancellation or expiration;
•    shorten the period of time during which the warrants may be exercised;
•    otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•    reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.
Antidilution and Other Adjustments
Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:
•    the issuance of common stock as a dividend or distribution on our common stock;
•    subdivisions and combinations of our common stock;
•    the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and
•    the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).
We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):
•    before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and
•    after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.
Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.
No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.
In the case of a reclassification or change of our common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary describes the general terms and provisions of the subscription rights to purchase our common stock or other securities that we may offer to our shareholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to

Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, in connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:
•the securities for which the subscription rights are exercisable;
•the exercise price for such subscription rights;
•the number of such subscription rights issued to each shareholder;
•the number of shares of common stock or amount of any other securities purchasable upon exercise of such subscription rights;
•the extent, if any, to which such subscription rights are transferable;
•a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
•any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.
Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our common stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void and of no further force or effect.
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of common stock or other security purchasable upon exercise of the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, the form of which will be filed with the SEC if we offer subscription rights. We urge you to read the form of subscription rights certificate, prospectus supplement and other offering material in their entirety.

DESCRIPTION OF UNITS
        We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units;
•a discussion of material federal income tax considerations, if applicable; and
•whether the units if issued as a separate security will be issued in fully registered or global form.
        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the heading "Where You Can Find More Information."

SELLING STOCKHOLDERS
Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Such selling stockholders may include existing stockholders, our executive officers and our directors.
All of the common stock currently held by the selling stockholders is issued and outstanding as of the date (or securities convertible into or exercisable for such common stock) of the filing of the registration statement of which this prospectus is a part. Such shares were acquired (i) in our initial formation transaction which occurred in 2000, (ii) several private placements of common stock in 2001 and 2002, (iii) in our initial public offering in 2005, (iv) conversions of Series A, B, or C preferred stock, (v) pursuant to restricted stock awards, restricted stock unit awards and exercise of stock options issued under our 2004 Stock Incentive Plan and Amended and Restated 2014 Stock Incentive Plan, and (vi) in purchases of our common stock on the open market. Selling stockholders may not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION
We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;
•upon the exercise of rights distributed or issued to our security holders;
•through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•through agents on a best-efforts basis; or
•otherwise through a combination of any of the above methods of sale.
We may sell the securities being offered by this prospectus by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for our securities or to or through a market maker.
In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities or the securities of such selling stockholders, as applicable. For example, we or the selling stockholders may:

•enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
•sell shares of common stock short and deliver the shares to close out short positions;
•enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or
•loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling stockholders, as applicable, or borrowed from us, such selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling stockholders, as applicable, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•the purchase price of the securities and the proceeds we and/or such selling stockholders, as applicable, will receive from the sale of the securities;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any other offering expenses;
•any securities exchanges on which the securities may be listed;
•the method of distribution of the securities;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.
Such sales may be effected:

•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;
•in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•through the writing of options; or
•through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The securities may be sold directly by us or the selling stockholders or through agents designated by us or such selling stockholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling stockholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•commercial and savings banks;
•insurance companies;
•pension funds;
•investment companies; and
•educational and charitable institutions.
In all cases, these purchasers must be approved by us or the selling stockholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the selling stockholders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or the selling stockholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling stockholders, as applicable, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling stockholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
In compliance with the guidelines of FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Thompson Coburn LLP, Saint Louis, Missouri. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of June 30, 2023 and 2022 and for each of the three years in the period ended June 30, 2023 and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2023 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, P.A. (n/k/a BDO USA, P.C.) an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution.
The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All fees and expenses other than the SEC registration fee listed below are estimated and will be paid by Axos Financial, Inc.

SEC registration fee	$48,450
Legal fees and expenses	*
Accounting fees and expenses	*
Stock exchange and listing fees	*
Printing and transfer fees	*
Miscellaneous	*
Total	$48,450

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.        Indemnification of Directors and Officers.
Our certificate of incorporation and bylaws provide that we will indemnify all of our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also authorize us to indemnify our employees and other agents, at our option, to the extent authorized by the board of directors and permitted by Delaware law. We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, provide for the indemnification of our directors and executive officers for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any person in any action or proceeding, including any action by or in the right of our company, arising out of that person’s services as a director or officer of our company or any other company or enterprise to which that person provides services at our request to the fullest extent permitted by applicable law. We believe that these provisions and agreements will assist us in attracting and retaining qualified persons to serve as directors and officers.
Delaware law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or for any transaction from which the director or officer derived an improper personal benefit. Our certificate of incorporation provides for the elimination of personal liability of a director or officer for breach of fiduciary duty to the extent permitted by Delaware law.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company in accordance with the provisions contained in our charter documents, Delaware law or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act, and we will follow the court’s determination.
We also maintain insurance on behalf of our officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

Item 16.        Exhibits.

Exhibit	Description

*1.1	Form of underwriting agreement (or other similar agreement)
4.1
Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on July 6, 1999, and amendments thereto filed on August 19, 1999, February 25, 2003 and January 25, 2005 (incorporated by reference to Exhibit 3.1, 3.2, 3.5, and 3.6, respectively, to the Registration Statement on Form S-1/A (File No. 333-121329) filed on January 26, 2005)

4.2
Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on October 25, 2013 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 28, 2013)

4.3
Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 5, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 6, 2015)

4.4
Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on September 11, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 12, 2018)

4.5
Certificate of Elimination relating to the Series A - 6% Cumulative Nonparticipating Perpetual Preferred Stock Convertible through January 2009, filed with the Delaware Secretary of State on January 25, 2021 (incorporated by referenced to Exhibit 3.1.8 to the Quarterly Report on Form 10-Q filed on January 28, 2021)

4.6
Certificate of Amendment of Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 14, 2022 (Exhibit 3.1.10 to the Quarterly Report on Form 10-Q filed on January 26, 2023)

4.7	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on May 30, 2023)
4.8	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on September 12, 2018)
4.9	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 to the Annual Report on Form 10-K filed August 26, 2021)
*4.10	Form of Certificate of Designations for Preferred Stock
4.11	Form of Indenture for Senior Debt Securities between Axos Financial, Inc. and Trustee to be designated (filed herewith)
*4.12	Form of Note for Senior Debt Securities
4.13	Form of Indenture for Subordinated Debt Securities between Axos Financial, Inc. and Trustee to be designated (filed herewith)
*4.14	Form of Note for Subordinated Debt Securities
*4.15	Form of Warrant Agreement and Warrant Certificate
*4.16	Form of Subscription Rights Agreement
*4.17	Form of Unit Agreement
5.1	Opinion of Thompson Coburn LLP as to the legality of the Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units to be issued by Axos Financial, Inc. (filed herewith)
*8.1	Opinion and consent of counsel as to the federal income tax consequences of the Securities
23.1	Consent of BDO USA, P.C. (filed herewith)
23.2	Consent of Thompson Coburn LLP (included as part of Exhibit 5.1)
24.1	Power of attorney for directors and officers of Axos Financial, Inc. (included in the signature page to this registration statement)
**25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Debt Securities.
**25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Debt Securities.
107	Filing Fee Table (filed herewith)
* To be filed, if applicable, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as applicable.

Item 17.        Undertakings.

The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S‑3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.
(7)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Axos Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 29th day of February 2024.

AXOS FINANCIAL, INC.

By:	/s/ Gregory Garrabrants
Name:	Gregory Garrabrants
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Garrabrants and Derrick K. Walsh, and each of them acting individually, as true and lawful attorneys-in-fact and agents with full power to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement on Form S‑3 and any and all amendments hereof (including post-effective amendments), and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory Garrabrants	President and Chief Executive Officer (Principal Executive Officer), Director	February 29, 2024
Gregory Garrabrants

/s/ Derrick K. Walsh	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 29, 2024
Derrick K. Walsh

/s/ Paul Grinberg	Chairman of the Board of Directors	February 29, 2024
Paul Grinberg

/s/ Nicholas A. Mosich	Vice Chairman of the Board of Directors	February 29, 2024
Nicholas A. Mosich

/s/ James S. Argalas	Director	February 29, 2024
James Argalas

/s/ Tamara Bohlig	Director	February 29, 2024
Tamara Bohlig

/s/ Stefani Carter	Director	February 29, 2024
Stefani Carter

/s/ James J. Court	Director	February 29, 2024
James J. Court

/s/ Uzair Dada	Director	February 29, 2024
Uzair Dada

/s/ Edward J. Ratinoff	Director	February 29, 2024
Edward J. Ratinoff

/s/ Roque A. Santi	Director	February 29, 2024
Roque A. Santi

/s/ Sara Wardell-Smith	Director	February 29, 2024
Sara Wardell-Smith